Exhibit 24.1

PPL CORPORATION

POWER OF ATTORNEY

WITH RESPECT TO:

OMNIBUS SHELF REGISTRATION STATEMENT

The undersigned directors of PPL Corporation, a Pennsylvania corporation, do hereby appoint each of Vincent Sorgi, Wendy E. Stark, Jeffrey R. Jankowski and W. Eric Marr, and each of them, their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution:

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to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of various securities of PPL Corporation or its subsidiaries (without designation as to the amount of such securities), which securities may include guarantees by PPL Corporation of the securities of such subsidiaries, and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.

The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 16th day of February, 2024.

/s/ Arthur P. Beattie	/s/ Linda G. Sullivan
Arthur P. Beattie	Linda G. Sullivan

/s/ Venkata Rajamannar Madabhushi	/s/ Natica von Althann
Venkata Rajamannar Madabhushi	Natica von Althann

/s/ Heather B. Redman	/s/ Keith H. Williamson
Heather B. Redman	Keith H. Williamson

/s/ Craig A. Rogerson	/s/ Phoebe A. Wood
Craig A. Rogerson	Phoebe A. Wood

/s/ Vincent Sorgi	/s/ Armando Zagalo de Lima
Vincent Sorgi	Armando Zagalo de Lima